Exhibit 99.1

FCB Financial Holdings, Inc. Surpasses $9.5 Billion in Assets and Reports Record First Quarter 2017 Financial Results

Weston, Fla. - FCB Financial Holdings, Inc. (NYSE:FCB) (the "Company") today reported first quarter 2017 net income of $39.0 million, or $0.86 per share on a fully diluted basis, and record core net income of $29.1 million, or $0.64 per share on a fully diluted basis. Core net income rose 28% year-over-year and core net income per diluted share rose 21%. This resulted in a ROA of 172 basis points and a core ROA of 128 basis points.

•	Total fully tax equivalent core net revenue of $81.1 million;

•	Core EPS of $0.64 per share on a fully diluted basis;

•	New loan portfolio grew sequentially at an annualized rate of 27% when excluding the impact of reducing the Syndicated loan portfolio;

•	New loan fundings of $492.2 million during the quarter and reduction of Syndicated loan portfolio of $120.5 million;

•	Total deposits grew sequentially at an annualized rate of 20%;

•	Total deposits grew by $368.7 million during the quarter;

•	Demand deposits grew by $216.9 million, or 46% annualized, during the quarter;

•	Core efficiency ratio of 42.9%;

•	Core ROA of 128 basis points; and

•	Tangible book value per share was $22.85.

The Company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. Core adjustments for the first quarter of 2017 include $56 thousand of severance expense, $12 thousand of other operating expense and $777 thousand gain on sale of investment securities. Additionally, the Company expects its 2017 annual GAAP tax rate to be between 30-32% due to the accounting impact of option and warrant exercises in concordance with ASU 2016-09 which was effective January 1, 2017.

The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “The first quarter was yet again a record quarter for FCB, marking the 17th consecutive quarter of improving core operating results. We are pleased by our consistent and quality organic growth results this quarter highlighted by new loan fundings of $492 million and core deposit growth of $552 million. Once again these results were coupled with continued strong credit quality and are a reflection of our unique brand in Florida.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $283.5 million to $6.9 billion at March 31, 2017, an increase of 4% from $6.6 billion as of December 31, 2016, and 23% from $5.6 billion as of March 31, 2016.

The Bank’s new loan portfolio totaled $6.6 billion as of March 31, 2017, an increase of 5% from $6.3 billion as of December 31, 2016 and 28% from $5.1 billion as of March 31, 2016. Loan growth during the quarter was a result of $492.2 million of organic new loan fundings, consisting of $159.2 million of commercial and industrial, $209.4 million of commercial real estate and $123.6 million of residential and consumer. Additionally, during the quarter the Company reduced its syndicated loan portfolio by $120.4 million to $314.9 million. As of March 31, 2017 new loans made up 95% of the total loan portfolio as compared to 94% and 91% as of December 31, 2016 and March 31, 2016, respectively.

The Bank’s acquired loan portfolio totaled $366.2 million as of March 31, 2017, a decrease of 2% from $375.5 million as of December 31, 2016 and a decrease of 32% from $535.1 million as of March 31, 2016. The decrease in the current quarter was driven by the resolution of $3.4 million of loans as well as scheduled loan amortization. As of March 31, 2017, acquired loans made up 5% of our total loan portfolio as compared to 6% and 9% as of December 31, 2016 and March 31, 2016, respectively.

Asset Quality

The provision for loan losses of $1.6 million recorded for the first quarter of 2017 includes a $2.0 million provision for new loans and net recoupment of valuation allowance of $0.4 million for the acquired loan portfolio. The provision for new loans served to increase the related allowance to $35.4 million, or 0.54% of the $6.6 billion in new loans outstanding. The nonperforming new loan ratio as of March 31, 2017 was 0.02%.

Deposits and Borrowings

Deposits totaled $7.7 billion as of March 31, 2017, an increase of 5% from $7.3 billion as of December 31, 2016 and an increase of 30% from $5.9 billion as of March 31, 2016. During the first quarter of 2017, demand deposits increased by $216.9 million, or 11%, from December 31, 2016 and increased by $741.6 million, or 54%, from March 31, 2016. Demand deposits represent 28% of total deposits as of March 31, 2017 as compared to 26% and 23% as of December 31, 2016 and March 31, 2016, respectively. The cost of deposits was 75 basis points for the quarter, representing a three basis points increase from the fourth quarter of 2016 and a 9 basis points increase from the first quarter of 2016. The primary driver of the increase over the periods is attributable to the Federal Reserve rate hikes in December 2015, December 2016 and March 2017.

Net Interest Margin and Net Interest Income

The net interest margin for the first quarter of 2017 was 3.24%, a decrease of 17 basis points from the fourth quarter of 2016 and a decrease of 41 basis points from the first quarter of 2016. The decrease from the fourth quarter of 2016 was due primarily to the continued attrition of the acquired loan portfolio.

Net interest income totaled $69.7 million in the first quarter of 2017, a decrease of 2% from $71.1 million in the fourth quarter of 2016 and an increase of 8% from $64.4 million in the first quarter of 2016. Interest income totaled $85.2 million for the first quarter of 2017, in line with $85.6 million in the fourth quarter of 2016 and an increase of 13% from $75.7 million in the first quarter of 2016. Interest income from new loans increased by $4.7 million, or 9%, from the fourth quarter of 2016 due to yield expansion and continued growth in the new loan portfolio. Interest income on acquired loans decreased by $6.7 million, or 46%, from the fourth quarter due to balance runoff and a reduction in loan resolutions. Interest expense was $15.6 million for the first quarter of 2017, an increase of 7% from $14.5 million in the fourth quarter of 2016 and an increase of 38% from $11.3 million in the first quarter of 2016. The increase from the fourth quarter of 2016 was a result of a 5%, or $354.3 million, increase of average interest-bearing liabilities and the impact of the December 2016 and March 2017 Federal Reserve rate hikes on funding costs.

Noninterest Income and Noninterest Expense

Noninterest income totaled $10.0 million for the first quarter of 2017 as compared to $7.9 million for the fourth quarter of 2016 and $5.4 million for the first quarter of 2016. The primary components of noninterest income for the quarter were loan and other fees, bank-owned life insurance income and other noninterest income of $2.5 million, $1.4 million and $3.6 million, respectively. The Company continues to realize resolution of acquired asset income and gain on sales of other real estate owned stemming from its acquired asset portfolio. As a result of the early termination of the FDIC loss share agreements in March 2015, the Company recognized all recoveries and gain on sales related to what were previously “covered assets” in its consolidated statement of income as these amounts are no longer shared with the FDIC.

Noninterest expense totaled $35.1 million for the first quarter of 2017, an increase of 4% from $33.6 million in the fourth quarter of 2016 and an increase of 5% from $33.3 million in the first quarter of 2016. For the quarter, the Company recorded non-core expenses of $68 thousand consisting of $56 thousand of severance expense and $12 thousand of other operating expense.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.3%, 10.5% and 12.8% for the first quarter of 2017 respectively, compared to 10.0%, 10.3% and 12.5% for the fourth quarter of 2016, respectively. Stockholders’ equity totaled $1.1 billion as of March 31, 2017, an increase of 7.4% from $982.4 million as of December 31, 2016 due to net income of $39.0 million, $23.1 million of additional paid-in capital and an increase in accumulated other comprehensive income of $10.7 million. The Company did not repurchase common stock during the quarter. Tangible book value per common share is $22.85 as of March 31, 2017.

Conference Call

The Company will host a conference call today, Thursday, April 20, 2017 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company's website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through May 20, 2017, by dialing (877) 344-7529 and entering pass code 10102767.

The live broadcast of the conference call will also be available online at the Company's website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets ("core ROA"), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders' equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company's competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

FCB Financial Holdings, Inc. (NYSE: FCB) is the third largest Florida-based independent bank, and among the most highly capitalized banks in the state. Awarded a five-star rating from Bauer Financial™, FCB assets are more than $9.5 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community-based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 46 full-service banking centers from east to west, and from Daytona Beach to Miami-Dade. For more information, visit FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$66,589	$68,583	$65,748	$62,642	$61,288
Interest and dividends on investment securities	18,561	16,907	14,955	14,470	14,374
Other interest income	72	90	97	96	66
Total interest income	85,222	85,580	80,800	77,208	75,728
Interest expense:
Interest on deposits	13,518	12,960	11,736	10,340	9,293
Interest on borrowings	2,034	1,554	1,786	1,938	1,993
Total interest expense	15,552	14,514	13,522	12,278	11,286
Net interest income	69,670	71,066	67,278	64,930	64,442
Provision for loan losses	1,643	2,249	1,990	1,976	1,440
Net interest income after provision for loan losses	68,027	68,817	65,288	62,954	63,002
Noninterest income:
Service charges and fees	915	935	884	842	806
Loan and other fees	2,495	2,488	2,145	2,248	2,014
Bank-owned life insurance income	1,414	1,333	1,288	1,286	1,285
Income from resolution of acquired assets	762	1,135	1,052	478	680
Gain (loss) on sales of other real estate owned	45	209	925	2,102	(110)
Gain (loss) on investment securities	777	800	749	324	(54)
Other noninterest income	3,579	1,019	1,099	942	813
Total noninterest income	9,987	7,919	8,142	8,222	5,434
Noninterest expense:
Salaries and employee benefits	20,497	19,261	18,711	19,614	18,645
Occupancy and equipment expenses	3,397	3,505	3,480	3,034	3,572
Loan and other real estate related expenses	1,227	1,467	1,834	2,235	1,820
Professional services	1,352	1,585	1,180	1,105	1,337
Data processing and network	2,965	2,920	2,882	2,796	2,863
Regulatory assessments and insurance	2,177	2,055	1,860	1,840	2,117
Amortization of intangibles	256	256	257	297	379
Other operating expenses	1,867	2,597	2,832	3,054	2,567
Total noninterest expense	35,084	33,646	33,036	33,975	33,300
Income before income tax expense	42,930	43,090	40,394	37,201	35,136
Income tax expense	3,941	15,194	14,330	13,697	12,684
Net income	$38,989	$27,896	$26,064	$23,504	$22,452
Earnings per share:
Basic	$0.93	$0.68	$0.64	$0.58	$0.55
Diluted	$0.86	$0.64	$0.60	$0.55	$0.52
Weighted average shares outstanding:
Basic	41,730,610	40,911,326	40,608,706	40,646,498	40,698,866
Diluted	45,573,213	43,728,282	43,150,813	42,997,811	42,840,157

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Assets:
Cash and due from banks	$70,908	$52,903	$67,324	$51,277	$48,449
Interest-earning deposits in other banks	62,929	30,973	20,010	107,588	77,624
Investment securities:
Available for sale securities, at fair value	1,976,252	1,876,434	1,672,089	1,562,049	1,525,145
Federal Home Loan Bank and other bank stock, at cost	55,652	51,656	43,486	51,557	59,321
Total investment securities	2,031,904	1,928,090	1,715,575	1,613,606	1,584,466
Loans held for sale	21,251	20,220	15,748	5,363	900
Loans:
New loans	6,552,214	6,259,406	5,837,759	5,523,071	5,108,538
Acquired loans	366,156	375,488	431,734	474,076	535,129
Allowance for loan losses	(39,431)	(37,897)	(35,785)	(33,706)	(31,995)
Loans, net	6,878,939	6,596,997	6,233,708	5,963,441	5,611,672
Premises and equipment, net	36,278	36,652	38,112	37,939	36,686
Other real estate owned	18,761	19,228	25,654	29,290	43,522
Goodwill and other intangible assets	85,639	85,895	86,151	86,408	86,705
Deferred tax assets, net	56,178	61,391	59,081	66,213	74,420
Bank-owned life insurance	198,089	198,438	172,105	170,817	169,531
Other assets	72,346	59,347	97,684	89,280	102,149
Total assets	$9,533,222	$9,090,134	$8,531,152	$8,221,222	$7,836,124
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$1,069,745	$905,905	$830,910	$789,019	$737,875
Interest-bearing	4,571,833	4,183,972	3,794,215	3,490,188	3,276,896
Total transaction accounts	5,641,578	5,089,877	4,625,125	4,279,207	4,014,771
Time deposits	2,032,793	2,215,794	2,292,438	2,188,459	1,887,608
Total deposits	7,674,371	7,305,671	6,917,563	6,467,666	5,902,379
Borrowings	739,519	751,103	568,175	756,759	950,462
Other liabilities	64,085	50,919	79,329	73,625	93,984
Total liabilities	8,477,975	8,107,693	7,565,067	7,298,050	6,946,825

Stockholders’ Equity:
Class A common stock	45	44	41	40	39
Class B common stock	—	—	3	3	4
Additional paid-in capital	898,394	875,314	866,673	857,721	853,726
Retained earnings	227,440	188,451	160,555	134,491	110,987
Accumulated other comprehensive income (loss)	6,741	(3,995)	16,186	4,816	(8,240)
Treasury stock, at cost	(77,373)	(77,373)	(77,373)	(73,899)	(67,217)
Total stockholders’ equity	1,055,247	982,441	966,085	923,172	889,299
Total liabilities and stockholders’ equity	$9,533,222	$9,090,134	$8,531,152	$8,221,222	$7,836,124

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Key Metrics
(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Performance Ratios:
Interest rate spread	3.03%	3.22%	3.26%	3.33%	3.49%
Net interest margin	3.24%	3.41%	3.44%	3.51%	3.65%
Return on average assets	1.72%	1.26%	1.25%	1.19%	1.19%
Return on average equity	15.58%	11.36%	10.96%	10.41%	10.28%
Efficiency ratio (company level)	43.72%	42.27%	43.46%	46.04%	47.11%
Average interest-earning assets to average interest bearing liabilities	121.19%	120.75%	120.89%	119.60%	118.42%
Loans receivable to deposits	90.15%	90.82%	90.63%	92.73%	95.62%
Yield on interest-earning assets	3.90%	4.06%	4.09%	4.12%	4.24%
Cost of interest-bearing liabilities	0.87%	0.84%	0.83%	0.79%	0.75%
Asset and Credit Quality Ratios - Total loans:
Nonperforming loans to loans receivable	0.24%	0.39%	0.27%	0.30%	0.33%
Nonperforming assets to total assets	0.37%	0.50%	0.50%	0.57%	0.79%
ALL to nonperforming assets	111.81%	84.08%	83.92%	71.59%	51.51%
ALL to total gross loans	0.57%	0.57%	0.57%	0.56%	0.57%
Asset and Credit Quality Ratios - New Loans:
Nonperforming new loans to new loans receivable	0.02%	0.04%	0.01%	0.01%	0.02%
New loan ALL to total gross new loans	0.54%	0.54%	0.52%	0.52%	0.52%
Asset and Credit Quality Ratios - Acquired Loans:
Nonperforming acquired loans to acquired loans receivable	4.15%	6.18%	3.76%	3.69%	3.32%
Acquired loan ALL to total gross acquired loans	1.11%	1.16%	1.22%	1.10%	1.06%
Capital Ratios (Company):
Average equity to average total assets	11.0%	11.1%	11.4%	11.5%	11.6%
Tangible average equity to tangible average assets	10.2%	10.2%	10.5%	10.5%	10.6%
Tangible common equity ratio (1)	10.3%	10.0%	10.4%	10.3%	10.4%
Tier 1 leverage ratio	10.5%	10.3%	10.3%	9.8%	9.6%
Tier 1 risk-based capital ratio	12.2%	11.9%	11.8%	11.3%	11.1%
Total risk-based capital ratio	12.8%	12.5%	12.0%	11.3%	11.1%
Capital Ratios (Bank):
Average equity to average total assets	10.0%	10.2%	10.6%	10.5%	10.6%
Tangible common equity ratio	9.1%	9.0%	9.5%	9.4%	9.4%
Tier 1 leverage ratio	9.3%	9.3%	9.6%	9.6%	9.5%
Tier 1 risk-based capital ratio	10.9%	10.9%	11.1%	11.1%	11.1%
Total risk-based capital ratio	11.5%	11.4%	11.5%	11.2%	11.1%

(1) See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Loan Composition
(Unaudited)

	As of
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
New Loans:
Commercial real estate	$1,703,790	$1,438,427	$1,272,150	$1,209,762	$1,067,594
Owner-occupied commercial real estate	790,062	769,814	596,131	571,558	558,659
1-4 single family residential	2,084,966	2,012,856	1,982,340	1,923,092	1,833,190
Construction, land and development	627,894	651,253	639,626	582,615	543,540
Home equity loans and lines of credit	50,815	49,819	47,508	43,730	34,973
Total real estate loans	$5,257,527	$4,922,169	$4,537,755	$4,330,757	$4,037,956
Commercial and industrial	1,290,456	1,332,869	1,295,324	1,187,788	1,064,873
Consumer	4,231	4,368	4,680	4,526	5,709
Total new loans	$6,552,214	$6,259,406	$5,837,759	$5,523,071	$5,108,538

Acquired ASC 310-30 Loans:
Commercial real estate	$129,317	$130,628	$160,219	$182,828	$212,041
1-4 single family residential	30,115	31,476	34,329	35,400	40,061
Construction, land and development	15,912	17,657	25,156	25,296	27,973
Total real estate loans	$175,344	$179,761	$219,704	$243,524	$280,075
Commercial and industrial	14,234	15,147	21,985	28,984	33,413
Consumer	1,554	1,681	2,074	2,216	2,287
Total Acquired ASC 310-30 Loans	$191,132	$196,589	$243,763	$274,724	$315,775

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$38,352	$38,786	$39,769	$44,680	$55,731
Owner-occupied commercial real estate	18,465	18,477	20,042	19,256	20,814
1-4 single family residential	64,669	66,854	71,302	74,568	80,199
Construction, land and development	5,890	6,338	6,338	6,338	6,338
Home equity loans and lines of credit	41,835	42,295	43,096	46,269	47,362
Total real estate loans	$169,211	$172,750	$180,547	$191,111	$210,444
Commercial and industrial	5,487	5,815	7,001	7,801	8,478
Consumer	326	334	423	440	432
Total Acquired Non-ASC 310-30 Loans	175,024	178,899	187,971	199,352	219,354
Total loans	$6,918,370	$6,634,894	$6,269,493	$5,997,147	$5,643,667

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Deposit Composition
(Unaudited)

	As of
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,069,745	$905,905	$830,910	$789,019	$737,875
Interest-bearing demand deposits	1,057,539	1,004,452	905,687	725,896	647,824
Interest-bearing NOW accounts	422,329	398,823	420,207	425,464	441,476
Savings and money market accounts	3,091,965	2,780,697	2,468,321	2,338,828	2,187,596
Time deposits	2,032,793	2,215,794	2,292,438	2,188,459	1,887,608
Total deposits	$7,674,371	$7,305,671	$6,917,563	$6,467,666	$5,902,379

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended
	March 31, 2017			December 31, 2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$33,990	$72	0.86%	$63,533	$90	0.56%
New loans	6,342,488	58,691	3.70%	5,982,383	54,025	3.53%
Acquired loans (4)(5)	368,305	7,898	8.58%	409,681	14,558	14.21%
Investment securities	1,986,083	18,561	3.74%	1,815,854	16,907	3.64%
Total interest-earning assets	8,730,866	85,222	3.90%	8,271,451	85,580	4.06%
Non-earning assets:
Noninterest-earning assets	465,617			493,487
Total assets	$9,196,483			$8,764,938
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,013,185	$1,712	0.69%	$999,239	$1,531	0.61%
Interest-bearing NOW accounts	404,483	473	0.47%	385,979	347	0.36%
Savings and money market accounts	2,791,959	5,116	0.74%	2,662,325	4,424	0.66%
Time deposits (6)	2,150,522	6,217	1.17%	2,253,993	6,658	1.17%
FHLB advances and other borrowings (6)	843,929	2,034	0.96%	548,290	1,554	1.11%
Total interest-bearing liabilities	$7,204,078	$15,552	0.87%	$6,849,826	$14,514	0.84%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$945,494			$880,828
Other liabilities	32,072			59,740
Stockholders’ equity	1,014,839			974,544
Total liabilities and stockholders’ equity	$9,196,483			$8,764,938
Net interest income		$69,670			$71,066
Net interest rate spread			3.03%			3.22%
Net interest margin			3.24%			3.41%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended March 31,
	2017			2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$33,990	$72	0.86%	$86,711	$66	0.31%
New loans	6,342,488	58,691	3.70%	4,856,809	42,712	3.48%
Acquired loans (4)(5)	368,305	7,898	8.58%	556,923	18,576	13.34%
Investment securities	1,986,083	18,561	3.74%	1,576,617	14,374	3.61%
Total interest-earning assets	8,730,866	85,222	3.90%	7,077,060	75,728	4.24%
Non-earning assets:
Noninterest-earning assets	465,617			477,018
Total assets	$9,196,483			$7,554,078
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,013,185	$1,712	0.69%	$635,500	$784	0.49%
Interest-bearing NOW accounts	404,483	473	0.47%	391,158	372	0.38%
Savings and money market accounts	2,791,959	5,116	0.74%	2,041,197	2,843	0.56%
Time deposits (6)	2,150,522	6,217	1.17%	1,901,109	5,294	1.12%
FHLB advances and other borrowings (6)	843,929	2,034	0.96%	1,007,239	1,993	0.78%
Total interest-bearing liabilities	$7,204,078	$15,552	0.87%	$5,976,203	$11,286	0.75%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$945,494			$646,442
Other liabilities	32,072			55,374
Stockholders’ equity	1,014,839			876,059
Total liabilities and stockholders’ equity	$9,196,483			$7,554,078
Net interest income		$69,670			$64,442
Net interest rate spread			3.03%			3.49%
Net interest margin			3.24%			3.65%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Core Net Income
(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Net Income	$38,989	$27,896	$26,064	$23,504	$22,452
Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	777	800	749	324	(54)
Noninterest expenses
Salaries and employee benefits	56	132	72	1,018	240
Occupancy and equipment	—	43	—	—	103
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	12	66	7	—	7
Taxes
Tax Effect of adjustments (1)	(9,147)	(160)	(10)	17	(146)
Core Net Income	$29,133	$27,177	$25,384	$24,215	$22,710

Average assets	$9,196,483	$8,764,938	$8,247,690	$7,899,230	$7,554,078
ROA (2)	1.72%	1.26%	1.25%	1.19%	1.19%
Core ROA (3)	1.28%	1.23%	1.22%	1.23%	1.21%

(1) Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items. Core tax rate of 36.1% in 2016 and 30-32% in 2017.
(2) Return on assets: Annualized net income / average assets
(3) Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio
(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Reported: Net interest income	$69,670	$71,066	$67,278	$64,930	$64,442
FTE adjustment	1,288	1,132	989	865	975
Core net interest income	$70,958	$72,198	$68,267	$65,795	$65,417

Reported: Noninterest income	$9,987	$7,919	$8,142	$8,222	$5,434
FTE adjustment	904	852	824	822	822
Less: Gain (loss) on investment securities	777	800	749	324	(54)
Core noninterest income	$10,114	$7,971	$8,217	$8,720	$6,310
Reported: Noninterest expense	$35,084	$33,646	$33,036	$33,975	$33,300
Less:
Salaries and employee benefits	56	132	72	1,018	240
Occupancy and equipment	—	43	—	—	103
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	12	66	7	—	7
Core noninterest expense	$35,016	$33,405	$32,957	$32,957	$32,950
Efficiency ratio (1)	43.72%	42.27%	43.46%	46.04%	47.11%
Core efficiency ratio (2)	42.88%	41.35%	42.75%	43.83%	45.41%

(1) Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2) Core efficiency ratio: Core noninterest expense less amortization of intangibles / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands, except share and per share data)
Total assets	$9,533,222	$9,090,134	$8,531,152	$8,221,222	$7,836,124
Less:
Goodwill and other intangible assets	85,639	85,895	86,151	86,408	86,705
Tangible assets	$9,447,583	$9,004,239	$8,445,001	$8,134,814	$7,749,419
Total stockholders’ equity	$1,055,247	$982,441	$966,085	$923,172	$889,299
Less:
Goodwill and other intangible assets	85,639	85,895	86,151	86,408	86,705
Tangible stockholders’ equity	$969,608	$896,546	$879,934	$836,764	$802,594
Shares outstanding	42,432,062	41,157,571	40,912,571	40,537,913	40,595,787
Tangible book value per share	$22.85	$21.78	$21.51	$20.64	$19.77
Average assets	$9,196,483	$8,764,938	$8,247,690	$7,899,230	$7,554,078
Average equity	1,014,839	974,544	943,168	905,728	876,059
Average goodwill and other intangible assets	85,766	86,029	86,276	86,564	86,917
Tangible average equity to tangible average assets	10.2%	10.2%	10.5%	10.5%	10.6%
Tangible common equity ratio	10.3%	10.0%	10.4%	10.3%	10.4%

For questions please contact:
Matthew Paluch
305-668-5420
IR@fcb1923.com